Exhibit 99.1

Regional Management Corp. Announces Launch of Secondary Offering

Greenville, South Carolina – December 2, 2013 – Regional Management Corp. (NYSE: RM), a diversified specialty consumer finance company, announced today the launch of a secondary offering of 2,040,065 shares of its common stock. All of the shares are being offered by: (i) Palladium Equity Partners III, L.P., an existing stockholder of the Company and an affiliate of Palladium Equity Partners; (ii) Parallel 2005 Equity Fund, LP, an existing stockholder of the Company and an affiliate of Parallel Investment Partners; (iii) entities affiliated with Richard A. Godley, a director, existing stockholder and founder of the Company; and (iv) C. Glynn Quattlebaum, President and Chief Operating Officer of the Company and an existing stockholder and founder of the Company. Regional Management will not sell any shares or receive any proceeds from the offering.

Stephens Inc. and Keefe, Bruyette & Woods, Inc. are serving as joint book-running managers for the offering, and FBR Capital Markets & Co. is serving as the co-manager. The selling stockholders have granted the underwriters an option for 30 days to purchase up to an additional 306,009 shares of common stock.

In connection with the secondary offering, the Company provided an update on its implementation of internal controls over financial reporting as required by the Sarbanes–Oxley Act of 2002, stating that it expects to be fully compliant by the end of this year. However, as an “emerging growth company” under the Jumpstart Our Business Startups Act, the Company’s independent auditors are not required to report on the effectiveness of the Company’s internal controls until the Company no longer qualifies as an “emerging growth company.” In connection with its internal control implementation work, the Company discovered that non-income based franchise taxes in certain states were not properly expensed when incurred. Although $561,000 of the taxes have been paid and no taxes are past due, the Company will record in its financial results for the fourth quarter of 2013 an operating expense of approximately $607,000 relating to these franchise taxes, which will reduce fourth quarter diluted earnings per share by approximately $0.03. Approximately $310,000 of the operating expense relates to 2011 and 2012, with the remainder pertaining to 2013. Management does not believe the amounts related to any quarter or any year are material; therefore, no restatement of the Company’s prior financial statements is necessary. The Company, in consultation with its advisors, has determined that the Company’s incorrect recording of the franchise taxes is a “significant deficiency” (as defined under standards established by the American Institute of Certified Public Accountants). Management has identified and has implemented the necessary corrections to its accounting and internal control structure to fully remediate the significant deficiency, and expects that it will be able to certify in its 2013 annual report on Form 10-K that its internal controls over financial reporting are effectively designed, in place and functioning properly as of December 31, 2013.

The Company also provided an update on its finance receivables growth during the fourth quarter. The Company continues to experience strong growth in its receivables stemming from its diversified product offering, branch expansion strategy and convenience check campaigns. As of November 30, 2013, total finance receivables were approximately $528.9 million compared to total finance receivables as of September 30, 2013 of $512.1 million, an increase of approximately 3.3%.

A shelf registration statement (including a prospectus and preliminary prospectus supplement) relating to the offering of the shares of common stock has previously been filed with the Securities and Exchange Commission and has become effective. Before investing, you should read the prospectus, the preliminary prospectus supplement and other documents filed by the Company with the Securities and Exchange Commission for information about the Company and the offering. Copies of the prospectus and related preliminary prospectus supplement may be obtained by contacting either of the joint book-running managers or the co-manager at:

Stephens Inc. Attention: Syndicate 111 Center Street Little Rock, AR 72201 Toll Free: (800) 643-9691	Keefe, Bruyette & Woods, Inc. Equity Capital Markets 787 Seventh Avenue, 4th Floor New York, NY 10019 Toll Free: (800) 966-1559

FBR Capital Markets & Co. Attention: Syndicate Prospectus Department 1001 Nineteenth Street North, Arlington, VA 22209 Telephone: 703-312-9500 Email: prospectuses@fbr.com

You may also obtain these documents free of charge by visiting the Securities and Exchange Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, which represent Regional Management’s expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: the continuation or worsening of adverse conditions in the global and domestic credit markets and uncertainties regarding, or the impact of governmental responses to those conditions; changes in interest rates; risks related to acquisitions and new branches; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; recently-enacted or proposed legislation; the timing and amount of revenues and expenses that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); changes in Regional Management’s markets; market conditions affecting the secondary offering and general changes in the economy (particularly in the markets served by Regional Management). Such factors are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. In addition, the financial results and other information announced in this press release are preliminary and subject to uncertainties, and the actual financial results and other information for the quarter ending December 31, 2013 may differ from the preliminary financial results and other information described in this press release. Regional Management Corp. will not and is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified specialty consumer finance company providing a broad array of loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other traditional lenders. Regional Management began operations in 1987 with four branches in South Carolina and has since expanded its branch network across South Carolina, Texas, North Carolina, Tennessee, Alabama, Oklahoma, New Mexico, and Georgia. Each of its loan products is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments and is repayable at any time without penalty. Regional Management’s loans are sourced through its multiple channel platform, including in its branches, through direct mail campaigns, independent and franchise automobile dealerships, online credit application networks, furniture and appliance retailers, and its consumer website.

Contacts:

Investor Relations

Garrett Edson, (203) 682-8331

Media Relations

Kim Paone, (646) 277-1216